Exhibit 99.1

FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

DECEMBER 31, 2016 and 2015

Paritz & Company, P.A	15 Warren Street, Suite 25 Hackensack, New Jersey 07601 (201) 342-7753 Fax: (201) 342-7598 E-Mail: PARITZ@paritz.com

Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders’

Nexeon MedSystems Belgium, SPRL

We have audited the accompanying balance sheets of Nexeon MedSystems Belgium, SPRL (the “Company”) as of December 31, 2016 and 2015 and the related statements of comprehensive income, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2016 and 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of its operations and cash flows for the years ended December 31, 2016 and 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As discussed in Note 3 the Company has negative working capital of $592,664 at December 31, 2016 and does not have sufficient continuing revenue to cover its future operating expenses. The Company currently has limited liquidity, and has not completed its efforts to establish a source of revenues sufficient to cover operating costs over an extended period of time. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern.  Management plans are also discussed in Note 3.The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey

December 9, 2017

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NEXEON MEDSYSTEMS BELGIUM, SPRL

BALANCE SHEETS

	December 31, 2016	December 31, 2015
Assets

Current Assets
Cash and cash equivalents	$84,888	$-
Accounts receivable	48,842	22,797
Grants receivable	69,391	76,243
Notes receivable – related party	104,404	2,093
Accrued interest receivable – related party	1,658	-
Other current asset	4,856	2,132
Total Current Assets	$314,039	$103,265

Property and equipment, net	68,466	81,768
Patents, intellectual property, net	964,804	234,281
Total Assets	$1,347,309	$419,314

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Accounts payable	165,347	238,628
Accrued expenses	79,585	36,214
Due to related party	80,593	103,745
Note payable	131,637	-
Income tax payable	12,401	-
Deferred liability	-	69,111
Advanced grant payments	400,669	218,518
Current portion of equipment lease payable	36,471	39,858
Total Current Liabilities	906,703	706,074

Equipment lease payable	9,782	47,965
Total Liabilities	$916,485	754,039

Stockholders' Equity (Deficit)
Common Stock – 107,154 shares authorized, no par value; 107,154 issued and outstanding at December 31, 2016 and December 31, 2015, respectively	367,553	367,553
Retained earnings (accumulated deficit)	26,541	(762,419)
Accumulated other comprehensive income	36,730	60,141
Total Stockholders' Equity (Deficit)	430,824	(334,725)

Total Liabilities and Stockholders' Equity	$1,347,309	$419,314

The accompanying notes are an integral part of the financial statements.

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NEXEON MEDSYSTEMS BELGIUM, SPRL

STATEMENTS OF COMPREHENSIVE INCOME

	Years Ended December 31,
	2016	2015

Revenues – related party	$124,680	$126,030
Revenues – other	1,494,881	29,674
Total revenues	$1,619,561	$155,704

Costs of product sold	39,129	-
Depreciation and amortization	74,108	54,766
General and administrative expenses	97,749	60,215
Research and development expenses – related party	8,068	52,849
Research and development expenses	609,528	369,225

Income (loss) from operations	790,979	(381,351)

Other Income (expense)

Interest income – related party	19,049	2,825
Interest expense – net	(8,081)	(3,776)
Loss on write-off of assets	-	(11,518)

Income (loss) before provision for taxes	$801,947	$(393,820)
Provision for taxes	12.987	-

Net income (loss)	$788,960	$(393,820)

Other comprehensive income
Foreign currency translation adjustment	(23,411)	30,525

Comprehensive income (loss)	765,549	(363,295)

BASIC AND DILUTED PER SHARE DATA:
Net income (loss) per common share, basic and diluted	$7.36	$(3.91)
Weighted average common shares outstanding, basic and diluted	107,154	100,689

The accompanying notes are an integral part of the financial statements.

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NEXEON MEDSYSTEMS BELGIUM, SPRL

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2016 AND 2015

	Common Stock		Retained Earnings (Accumulated	Accumulated Other Comprehensive	Total Stockholder’s Equity
	Shares	Amount	Deficit)	income	(Deficit)

Balances at December 31, 2014	20,000	$74,752	$(368,599)	$29,616	$(264,231)

Common stock issued in exchange for assets	87,154	$292,801	-	-	292,801
Net loss for the year		-	(393,820)	-	(393,820)
Foreign currency translation adjustment		-	-	30,525	30,525
Balances at December 31, 2015	107,154	$367,553	$(762,419)	$60,141	$(334,725)

Net income for the year		-	$788,960	-	$788,960
Foreign currency translation adjustment		-	-	$(23,411)	$(23,411)

Balances at December 31, 2016	107,154	$367,553	$26,541	$36,730	$430,824

The accompanying notes are an integral part of the financial statements.

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NEXEON MEDSYSTEMS BELGIUM, SPRL

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$788,960	$(393,820)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	74,108	54,766
Loss on write-off of assets	-	11,518
Change in operating assets and liabilities:
Accounts receivable	(28,119)	28,572
Grants receivable	4,326	(76,984)
Accrued interest receivable	(1,736)	-
Other current asset	(2,932)	394
Accounts payable	(68,082)	291,544
Accrued liabilities	46,758	27,717
Income tax payable	12,983	-
Deferred liabilities	(69,772)	69,784
Advance grant payments	198,859	198,704
Net cash provided by operating activities	955,353	212,195

CASH FLOWS FROM INVESTING ACTIVITIES:
Issuance of notes receivable	(912,392)	(2,114)
Acquisition of property & equipment	(31,581)	-
Acquisition of intellectual property	-	(245,587)
Net cash used in investing activities	(943,973)	(247,701)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from lease financing	-	121,349
Proceeds from notes payable	137,813	-
Repayment of equipment lease payable	(40,239)	(32,672)
Repayment of related party loan	(20,088)	(56,167)
Net cash provided by financing activities	77,486	32,510

Effects of exchange rate changes on cash	(3,978)	(305)

Net increase in cash and cash equivalents	84,888	(3,301)
Cash and cash equivalents at beginning of year	-	3,301
Cash and cash equivalents at end of year	$84,888	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during period for interest	$4,716	$3,423
Cash paid during period for taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Common stock issued for equipment – related party	$-	$121,349
Common stock for settlement of accounts payable - related party	$-	$174,302
Settlement of notes receivable in exchange for intangible assets - related party	$805,204	$-

The accompanying notes are an integral part of the financial statements.

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NEXEON MEDSYSTEMS BELGIUM, SPRL

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – BUSINESS – NATURE OR ORGANIZATION

Organization and Operations

Nexeon Medsystems Belgium, SPRL (the “Company”) was formed in Liege, Belgium on March 22, 2013. We are a development stage enterprise focusing on the development and commercialization of our technology platform for the treatment of various disorders via electrical stimulation of tissues associated with the nervous system. We are developing solutions with a unique blend of traditional device technologies such as electronics, software, mechanical engineering, and material science. The Company’s primary purposes are to develop and commercialize the implantable neurostimulation and recording platform to be applied for the relief of chronic diseases and disorders, as well as acquire medical device manufacturing capability.

Unless the context otherwise requires, references to “we,” “our,” “us,” “Nexeon” or the “Company” in these Notes mean Nexeon Medsystems Belgium, SPRL a Belgium Private Limited Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management Estimates and Assumptions

The preparation of the Company’s annual financial statements are in conformity with accounting principles generally accepted in the United States of America which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from these estimates.

Cash and Cash Equivalents

The Company considers those short-term, highly liquid investments with maturities of three months or less as cash and cash equivalents. The Company currently has no cash equivalents.

Long-lived Assets

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value, of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets. The Company did not recognize any impairment losses during the years ended December 31, 2016 and 2015, respectively.

Property and Equipment

Property and equipment are stated at cost. Equipment is depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized based upon the lesser of the term of the lease or the useful life of the asset and such expense is included in depreciation expense. Repair and maintenance costs are expensed as incurred. The Company capitalizes all furniture and equipment with cost greater than €1,000 and benefiting more than one accounting period in the period purchased.

Net Income (Loss) Per Share

The Company calculates net income (loss) per share as required by Accounting Standards Codification subtopic 260-10, “Earnings per Share” (“ASC 260-10”). Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods when they are anti-dilutive, common stock equivalents, if any, are not considered in the computation. Basic and diluted earnings per share were the same for the years ended December 31, 2016 and, 2015, respectively, as the Company has no dilutive securities.

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Revenue Recognition

We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

The Company will record revenue when it is realizable and earned and the engineering services have been rendered to the customers. Additionally, the Company will record revenue from the sale of its medical devices when the product is delivered to the customer.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has no material uncertain tax positions for any of the reporting periods presented.

All tax positions are first analyzed to determine if the weight of available evidence indicates that it is more likely than not that the position will be sustained under audit, including resolution of any related appeals or litigation processes. After the initial analysis, the tax benefit is measured as the largest amount that is more than 50% likely of being realized upon ultimate settlement.

If the Company is required to pay interest on the underpayment of income taxes, the Company recognizes interest expense in the first period the interest becomes due according to the provisions of the relevant tax law.

If the Company is subject to payment of penalties, the Company recognizes an expense for the amount of the statutory penalty in the period when the position is taken on the income tax return. If the penalty was not recognized in the period when the position was initially taken, the expense is recognized in the period when the Company changes its judgment about meeting minimum statutory thresholds related to the initial position taken.

Research and Development Expenses

Research and development expenses are charges to expense as incurred. Research and development expenses include, but are not limited to, product development, clinical and regulatory expenses, payroll and other personnel expenses, materials, supplies and consulting costs.

These expenses are assigned to the research, development and clinical projects to develop the Company’s implantable neurostimulation, sensing, and recording technology development for a variety of clinical therapeutic applications.

8

The Company has successfully competed for three grant contract subsidies and one loan subsidy (conventions) through the Public Service of Wallonia - Department of Technology Development and the Research Programs Department (the Wallonia region is located in South Brussels, in Belgium) to support research projects with potential for commercialization. The contract awards are reimbursement subsidies with payment in response to bi-annual invoices of periodic expenses incurred and provide non-diluting funds that do not include a repayment obligation. Details on the three contracts follow:

1. Convention number 6820 STARflo PLUS, is a partnership contract through the BioWin Health Cluster of Wallonia (“Biowin”). BioWin is a non-profit organization involved in innovative R&D projects and/or trainings for the development of new products and services. STARflo PLUS ™ is a complete implant system for glaucoma management that combines the latest advances in bio-implantable MEMS (microelectromechanical systems). The STARflo PLUS ™ system mimics the Natural Eye Drainage Network, Relieving Blockages and the Damaging Pressure Increase with Glaucoma. The main objective of the project is to obtain, at the end of the 4 years of the project, a STARflo PLUS ™ in vivo functional prototype whose effectiveness has been demonstrated on an animal model (eg. in dogs) and a first study of man. As a project partner with ISTAR Medical, SA, the Catholic University of Louvain and the University of Leige, the Company will manufacture and assemble the set of electronic devices inserted into the STARflo PLUS ™ implant, including the antenna for data transmission as well as the external reader allowing the electrical supply and the reception of the data from the STARflo PLUS ™ implant and transmission of data to a storage system. As a project partner, the contract includes €734,060 (approximately $773,000) of funding from June 1, 2013 through November 30, 2016 for the Company’s research and development of project deliverables. Contract funds to the Company are paid in an advance at the commencement of contract in the amount of €137,636 (approximately $145,000) and the remaining funding is reimbursed bi-annually upon submitting invoices for related project expenses pursuant to the approved project budget. Total contract funding will support 80% of the approved project budget costs and the Company is responsible for the remaining 20% of the approved project budget.

2. The Convention number 7205 CARDIAX-PILOTE contract is with the Company as the sole project partner. The primary goal of the research is to further validate the implantable Vagus Nerve Stimulation (VNS) as a treatment option for Atrial Fibrillation (AF). The project will focus on improving the ratio of VNS / non-responding patients. The project includes: the design and testing of a pre-implantation methodology for the identification of patients that will positively respond to VNS therapy, design and evaluation of monitoring software to guide treatment, and design and evaluation of a new physical sensory sensor for a measure of processes. The contract included €630,000 (approximately $663,700) of funding from April 1, 2014 through March 31, 2017 for the Company’s research and development of project deliverables. Contract funds to the Company are paid in an advance at the commencement of contract in the amount of €378,000 (approximately $398,000) and the remaining funding is reimbursed bi-annually upon submitting invoices for related project expenses pursuant to the approved project budget. Total contract funding will support 70% of the approved project budget costs and the Company is responsible for the remaining 30% of the approved project budget.

3. Convention number 7452 CARDIAX, is a partnership contract through the BioWin. The project aims are to perform a clinical study in order to collect data in the therapeutic field of Vagus Nerve Stimulation (VNS) for Atrial Fibrillation (AF). The strategy for the project is to: 1) develop a pre-implantation methodology for identifying AF patient responders to VNS therapy, 2) develop a remote monitoring software package to guide and manage treatment, and 3) develop integrated bio-signal extraction capabilities. As a project partner with the Catholic University of Louvain and the University of Leige, Medline, S.A. and L&C Software, SPRL. The Company, serving as project coordinator, will develop the active device (VNS neurostimulator), the wireless systems, remote monitoring algorithms and provide clinical trial coordination. As a project partner, the contract includes €1,071,357 (approximately $1,129,000) of funding from January 1, 2016 through December 31, 2019, for the Company’s research and development of project deliverables. Contract funds to the Company are paid in an advance at the commencement of contract in the amount of €267,839 (approximately $282,000) and the remaining funding is reimbursed bi-annually upon submitting invoices for related project expenses pursuant to the approved project budget. Total contract funding will support 67% of the approved project budget costs and the Company is responsible for the remaining 33% of the approved project budget.

The Company has also been awarded a loan subsidy, Convention 7489 3D DBS. The primary objectives of the project are to record local field potentials (LFP) in the subthalamic nucleus (STN) of patients with idiopathic Parkinson’s disease (PD) via chronically implanted deep brain stimulation (DBS) electrodes during replacement procedure of a marketed, internal pulse generator (IPG). The Company will develop a new DBS recording and neurostimulation electrode based on the Company’s implantable neurostimulation technology platform. The contract included €449,723 (approximately $527,000) of funding from June 1, 2016 through November 30, 2017 for the Company’s research and development of project deliverables. Contract funds to the Company are paid in an advance at the commencement of contract in the amount of €124,945 (approximately $131,600) and the remaining funding is paid bi-annually upon submitting invoices for related project expenses pursuant to the approved project budget. The contract for the loan subsidy calls for the repayment of €149,934 (approximately $158,000) of the total €499,789 (approximately $527,000) funding. Payment terms for the €149,934 (approximately $158,000) are according to a fixed annual schedule beginning in 2018 and ending in 2032. Annual payment amounts range from €4,998 (approximately $5,300) to €19,991 (approximately $21,000). Total contract funding will support 55% of the approved project budget costs and the Company is responsible for the remaining 45% of the approved project budget.

In regard to the accounting treatment for reimbursements, US GAAP provides limited guidance on the accounting for government grants received by for-profit companies. We understand that there is more than one acceptable alternative for the accounting treatment – a reduction of costs, a deferred credit to be amortized, revenue, or other income. Due to the terms of the contracts we have entered into the Company concluded that the reimbursements were more akin to a reduction of costs rather than any of the other alternatives to match the contract reimbursements on a systematic basis to the costs that the contract is intended to compensate.

9

The Company has received contracts from the Public Service of Wallonia - Department of Technology Development and the Research Programs Department to assist with the clinical development of the Company’s implantable neurostimulation, sensing, and recording technology for a variety of clinical therapeutic applications. The Company recognizes the amounts receivable in regard to the contracts at fair value when there is reasonable assurance that the contract amount will be received and that all the conditions of the specific contract will be complied with in order to properly match the reimbursements with the specific expenditures that the specific contract intends to reimburse. The Company recognizes the amounts received in accordance with the contracts as a reduction of research and development expenses over the periods necessary to match the contract on a systematic basis to the costs that it is intended to compensate. The Company records, on the balance sheet, Grants receivable upon meeting the criteria discussed above until cash is received. During the years ended December 31, 2016 and 2015, the Company recorded $69,931 (€65,863) and $76,243 (€69,785) in Grants receivable in accordance with the contracts, which have been recorded as a reduction of research and development expense in the accompanying statements of comprehensive income.

Where the Company receives payments in advance it is recorded as Advance grant payments on the balance sheet and relieved against research and development expense as the associated costs are incurred.

Foreign Currency Translation and Transactions

The Company’s reporting currency is the U.S. dollar. The Company’s operations in Belgium use their local currencies as their functional currency. The financial statements in foreign currency are translated into U.S. Dollars, “USD,” in accordance with ASC Topic 830, Foreign Currency Translation. All assets and liabilities are translated at the year-end currency exchange rate, stockholders’ equity items are translated at the historical rates and income statement items are translated at the average exchange rate prevailing during the year. Translation adjustments resulting from this process are reported under other comprehensive income (“OCI”) in accordance with ASC Topic 220, Reporting Comprehensive Income as a Component of Stockholders’ Equity. Foreign exchange transaction gains and losses are reflected in the statement of comprehensive income.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures,” which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines “fair value” as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company currently has no assets or liabilities valued at fair value on a recurring basis.

Leases

Leases are reviewed and classified as capital or operating at their inception in accordance with ASC Topic 840, Accounting for Leases. For leases that contain rent escalations, the Company records monthly rent expense equal to the total amount of the payments due in the reporting period over the lease term. The difference between rent expense recorded and the amount paid is credited or charged to deferred rent account.

Property and Equipment

Property and equipment are stated at cost. Equipment is depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized based upon the lesser of the term of the lease or the useful life of the asset and such expense is included in depreciation expense. Repair and maintenance costs are expensed as incurred.

10

Acquired Intangibles

Acquired intangibles include patents and patent licenses acquired by the Company, which are recorded at fair value, assigned an estimated useful life, and are amortized on a straight-line basis over their estimated useful lives ranging from 4 to 18.5 years. The Company periodically evaluates whether current facts or circumstances indicate that the carrying values of its acquired intangibles may not be recoverable. If such circumstances are determined to exist, an estimate of the undiscounted future cash flows of these assets, or appropriate asset groupings, is compared to the carrying value to determine whether an impairment exists. If the asset is determined to be impaired, the loss is measured based on the difference between the carrying value of the intangible asset and its fair value, which is determined based on the net present value of estimated future cash flows.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC during the current reporting period did not, or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has negative working capital of $592,664 at December 31, 2016 and does not have sufficient continuing revenue to cover its future operating expenses. The Company currently has limited liquidity, and has not completed its efforts to establish a source of revenues sufficient to cover operating costs over an extended period of time. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

Management expects to seek potential business opportunities for merger or acquisition of existing companies. Management is not currently limiting their search for merger or acquisition candidates to any industry or locations. Management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2015, the Company had the following transactions with related parties.

On January 28, 2015, Rosellini Scientific, LLC (“RS”), a limited liability company formed under the laws of the State of Texas, contributed $172,621 (€158,000) of accounts receivable due from the Company to RS in exchange for 51,382 shares of the Company’s common stock. RS is a majority shareholder of the Company and is controlled by William Rosellini who is a Manager and Director of the Company,

On January 28, 2015, Nuviant Medical, Inc. (“Nuviant”) contributed $120,180 (€110,000) of testing and clean room equipment to the Company in exchange for 35,772 shares of the Company’s common stock. RS is a majority shareholder of Nuviant. William Rosellini is also a Director and Chief Executive Officer of Nuviant. Hartmut Spitaels was a Director and major shareholder in Nuviant and a Director and Manager of the Company until his death on April 22, 2016.

On February 10, 2015 RS purchased external hardware for neurostimulation devices from the Company in the amount of $6,730 (€6,101).

On March 30, 2015, the Company entered into a loan agreement with Nuviant to advance up to $500,000 to Nuviant, with an annual interest rate of 3.5%. Nuviant may repay all or any portion of the loan at any time or from time to time, provided that the unpaid balance of each advance shall be become immediately payable upon demand by the Lender or holder of this Note no later than twelve months from the date of such advance with each such date being a “Termination Date”. As of December 31, 2015, the outstanding balance under the loan and accrued interest was $2,093 (€1,916). These amounts are reflected on the balance sheet as Notes receivable – related party and Accrued interest receivable – related party respectively.

On May 6, 2015, the Company paid $10,925 (€10,000) to RS for outstanding accounts payable, current and year and prior year, for research and development management and technical consulting services. As of December 31, 2015, the remaining accounts payable due to RS of $1,511 (€1,383) is reflected on the balance sheet in the Due to related party account. During the twelve months ended December 31, 2015, the Company incurred expenses $11,901 (€10,788) and recorded Research and development expenses – related party in the amount of $0 (€0), net of grant applicable reimbursements in the amount of $11,901 (€10,788), for research and development management and technical consulting services provided by RS.

On August 8, 2015, Nuviant paid the Company $119,300 (€108,142) for six implantable neurostimulation devices for clinical testing.

11

On September 21, 2015, the Company entered into a loan agreement with Nuviant Medical, GmbH (“NMG”), to advance up to $546.270 (€500,000) to NMG, with an annual interest rate of 3.5%. NMG may repay all or any portion of the loan at any time or from time to time, provided that the unpaid balance of each advance shall be become immediately payable upon demand by the Lender or holder of this Note no later than twelve months from the date of such advance with each such date being a “Termination Date”. As of December 31, 2015, the outstanding balance under the loan and accrued interest was $0 (€0). NMG is a wholly owned subsidiary of Nuviant. Hartmut Spitaels was a Manager and a director of NMG until his death on April 22, 2016, at which time William Rosellini became the Manager of NMG.

On December 7, 2015, the Company entered into a loan agreement with NMG, to borrow up to $543,815 (€500,000), with an annual interest rate of 3.5%. NMG may repay all or any portion of the loan at any time or from time to time, provided that the unpaid balance of each advance shall be become immediately payable upon demand by the Lender or holder of this Note no later than twelve months from the date of such advance with each such date being a “Termination Date”. As of December 31, 2015, the outstanding balance under the loan and accrued interest was $16,212 (€14,839) and is reflected on the balance sheet in the Due to related party account.

On December 30, 2015, Nuviant sold assigned and transferred all right title and interest to patents related to systems and methods for communication between implantable medical devices and remote control systems for partial payment of a loan receivable to the Company from Nuviant, the assumption of Nuviant’s legal accounts payable and deferred legal liabilities related to development of the patents all totaling $180,650 (€165,348).

During the twelve months ended December 31, 2015, the Company incurred expenses $148,426 (€134,545) and recorded Research and development expenses – related party in the amount of $52,849 (€47,906), net of grant applicable reimbursements in the amount of $95,577 (€86,639), for research and development management and technical consulting services provided by Zoe Enterprises, SPRL, (‘Zoe”) a company controlled by Hartmut Spitaels. During the twelve months ended December 31, 2015, the Company paid Zoe, for outstanding accounts payable, current and prior year, in the amount of $158,089 (€144,698) for research and development management and technical consulting services. As of December 31, 2015, the remaining accounts payable due to Zoe of is reflected on the balance sheet in the Due to related party account. The outstanding balance due to Zoe of $85,749 (€78,486) includes Value Added Tax “VAT” due to Zoe which is not included as research and development expense as the VAT as VAT is reimbursed to the Company by the Belgium Government for applicable research and development expenses.

During the year ended December 31, 2016, the Company had the following transactions with related parties:

On February 23, 2016, the Company paid NMG $14,750 (€14,000) as repayment of the outstanding balance and accrued interest of the loan from NMG pursuant to the to the loan agreement dated December 7, 2015.

On February 23, 2016, the Company paid Zoe $13,697 (€13,000) as repayment for a $13,170 (€12,500) loan, and accrued interest of $527 (€500), advanced by Zoe to NMG. $12,812 (€12,161) of the payment was included in the outstanding balance due from NMG pursuant to the September 21, 2015 loan agreement between the Company and NMG. $884 (€839) was applied to pay the remaining balance and accrued interest of the loan from NMG pursuant to the loan agreement dated December 7, 2015.

On October 19, 2016, RS loaned the Company $32,568 (€30,913). This loan was a non-interest bearing loan with no set terms of repayment. The Company paid $25,100 (€23,824) on December 1, 2016 in repayment of the then outstanding balance to RS of $34,026 (€32,296) and paid the remaining balance of $10,059 (€9,548) on December 23, 2016, leaving a net payable to the Company from RS in the amount of $1,134 (€1,077).

On November 2, 2016, Nexeon MedSystems Inc. (“NexeonMed”) paid an invoice on behalf of the Company in the amount of $15,351 (€14,570). As of December 31, 2016, this amount and is reflected on the balance sheet in the Due to related party account. William Rosellini, Director, Manager and majority shareholder in the Company is the Chief Executive Officer and majority shareholder in NexeonMed.

On November 2, 2016 Nexeon MedSystems Inc. (“NexeonMed”) paid the Company $15,525 (€14,045) for functional requirements, feasibility and system specifications review related to NexeonMed’s Ion Catheter development.

On November 15, 2016 Nexeon MedSystems Inc. (“NexeonMed”) paid the Company $109,155 (€98,963) for engineering, technical and quality review services related to NexeonMed’s Ion Catheter development.

On December 31, 2016, RS paid $115,892 (€110,000) to the Company as repayment for the remaining outstanding loan and accrued interest on the loan receivable from Nuviant and the outstanding amount of $1,134 (€1,077) due from RS and loaned the Company $16,601 (€15,757). As of December 31, 2016, the Company has a note payable to RS with an outstanding balance of $16,601 (€15,757). The loan is non-interest bearing with no set terms for repayment and is reflected on the balance sheet in the Due to related party account.

As of December 31, 2016, the outstanding balance on the loan to NMG pursuant to the September 21, 2015 loan agreement between the Company and NMG was $104,527 (€99,096) and the Company recorded $1,658 (€1,574) in accrued interest.

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During the twelve months ended December 31, 2016, the Company incurred expenses $55,866 (€50,650) and recorded Research and development expenses – related party in the amount of $8,068 (€7,315), net of grant applicable reimbursements in the amount of $47,798 (€43,335), for research and development management and technical consulting services provided by Zoe. During the twelve months ended December 31, 2016, the Company paid Zoe for outstanding accounts payable, current and prior year, in the amount of $122,517 (€166,288) for research and development management and technical consulting services. As of December 31, 2015, the remaining accounts payable due to Zoe of $48,641 (€45,799) is reflected on the balance sheet in the Due to related party account. The outstanding balance due to Zoe of $48,641 (€45,799) includes Value Added Tax “VAT” due to Zoe which is not included as research and development expense as the VAT is reimbursed to the Company by the Belgium Government for applicable research and development expenses.

NOTE 5 – NOTES PAYABLE

During the year ended December 31, 2016, the Company incurred the following notes payable to non-related parties:

On December 22, 2016, the Company entered into a note payable in the amount of $131,637 (€124,945) to the Belgium Region Wallone from the advancement of a loan subsidy. The agreement for the loan subsidy calls for the repayment of $157,965 (€149,934) of the total $526,558 (€499,789) loan subsidy. Payment terms for the $157,965(€149,934) are according to a fixed annual schedule beginning in 2018 and ending in 2032. Annual payment amounts range from $5,266 (€4,998) to $21,062 (€19,991).

NOTE 6 – LEASE PAYABLE

During the year ended December 31, 2015, the Company incurred the following lease payable:

As of December 31, 2015, the Company has a lease payable in the amount of $87,823 (€80,385) to Biotech Coaching S.A. On February 4, 2015, the Company entered into a sale-leaseback transaction with Biotech Coaching S.A. for the sale and lease of $120,179 (€110,000) of medical and clean-room equipment. In March 2015, the Company commenced leasing the equipment with a 36-month term. Monthly lease payments excluding VAT are $3,363 (€3,192). The Company has the right to purchase the equipment at the end of the lease term for a residual value of $1,202 (€1,100).

During the year ended December 31, 2016, the Company incurred the following lease payable:

As of December 31, 2016, the Company has a lease payable in the amount of $46,253 (€43,902) to Biotech Coaching S.A. On February 4, 2015, the Company entered into a sale-leaseback transaction with Biotech Coaching S.A. for the sale and lease of $120,179 (€110,000) of medical and clean-room equipment. In March 2015, the Company commenced leasing the equipment with a 36-month term. Monthly lease payments excluding VAT are $3,363 (€3,192). The Company has the right to purchase the equipment at the end of the lease term for a residual value of $1,202 (€1,100).

NOTE 7 – FIXED ASSETS

As of December 31, 2016, and 2015, Fixed Assets and the estimated lives used in the computation of depreciation are as follows:

	Estimated Useful Lives	December 31, 2016	December 31, 2015

Scientific equipment	7 years	$2,159	$2,240
Leased testing and clean room equipment	3 years	115,892	120,179
Computer equipment	5 years	10,349	-
Receiver testing system	3 years	19,817	-
		148,217	122,419
Less: Accumulated depreciation		(79,751)	(40,651)
Property and equipment, net		$68,466	$81,768

Depreciation expense for the years ended December 31, 2016 and 2015 was $38,863 and $40,651 respectively.

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NOTE 8 – INTANGIBLE ASSETS

Intangible assets that have finite useful lives are amortized over their estimated useful lives as of June 30, 2017 and December 31, 2016, Intangible Assets consists of:

	December 31, 2016	December 31, 2015

Amortized intangible assets: License, copyright (7 years useful life)
Gross carrying amount	$60,337	$62,570
Accumulated amortization	(17,239)	(8,939)
	$43,098	$53,631

Amortized intangible assets: Patents (11.5 years average useful life)
Gross carrying amount	$174,205	$180,650
Accumulated amortization	(21,617)	-
	$152,588	$180,650

Amortized intangible assets: Mask Works (10 years useful life)
Gross carrying amount	$769,118	$-
Accumulated amortization	-	-
	$769,118	$-

Patents, intellectual property, net	$964,804	$234,281

Intangible asset amortization expense for the periods ended December 31, 2016 and 2015 was $35,245 and $14,115, respectively.

NOTE 9 – INCOME TAXES

The Company is incorporated in Liege, Belgium.

Belgium corporate income tax (“CIT”) is levied at a rate of 33% plus a 3% crisis tax, which is a sur-tax on the CIT amount, implying an effective rate of 33.99%. No state, region or municipal income tax is levied.

The reconciliation of income tax provision (benefit) at the U.S. statutory rate of 34% for the years ended December 31, 2016 and 2015 to the Company’s effective tax rate is as follows:

	Years Ended
	December 31, 2016	December 31, 2015

U.S. statutory income tax rate	$273,583	$(129,255)
Tax rate difference between Belgium and U.S.	80	(39)
Change in valuation allowance	(254,578)	129,255
Permanent difference	(6,098)	39
Tax provision	$12,987	$-

The Company periodically evaluates whether it is more likely than not that it will generate sufficient taxable income to realize any deferred income tax asset. As of December 31, 2016, the Company has applied all NOL’s to pre-tax income to the Provision for income tax calculation.

Under Belgian tax law, the operating loss carryforwards available for offset against future profits can be used indefinitely. Operating loss carryforwards are only available for offset against national income tax.

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The provisions for income taxes consist of Belgian income tax calculated for the 12 months ended December 31, 2016. The Company’s current tax year ends March 31, 2017 and the taxes for the twelve months April 1, 2017 to March 31, 2017 will be due and payable subsequent to the March 31, 2017 year end. The provisions for income taxes are summarized as follows:

	Years Ended
	December 31, 2016	December 31, 2015
Federal
Current	$12,987	$—
Deferred	—	—
Income tax provision (benefit)	$12,987	$—

The tax effects of temporary differences that give rise to the Company’s net deferred tax liability as of December 31, 2016 and 2015 are as follows:

	Years Ended
	December 31, 2016	December 31, 2015

Net loss carryforward - foreign	$-	$254,578
Net loss carryforwards - U.S.	-	-
Less valuation allowance	-	(254,578)
Deferred tax asset, net of allowance	$—	$—

As of December 31, 2016, and 2015, the Company had $0 and $748,760 of Belgian net operating loss carryovers (“NOLs”) which begin to expire in 2035. Utilization of the NOLs may be subject to limitation under the Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under regulations.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against the entire deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 10 – EQUITY

Common Stock

The Company’s Articles of Incorporation and Amendment to the Articles of Incorporation dated January 28, 2015 authorize share capital of the Company in the amount of $367,553 (€329,500) and the issuance of 107,154 shares of the Company’s common stock with no stated par value.

Common Stock Issuances

On March 21, 2013, the Company issued 15,000 shares of its common stock to Rosellini Scientific, LLC and 5,000 shares of its common stock to Michael Alvarez. The shares were valued at $74,752 (€61,500).

On January 28, 2015, the Company issued 51,382 shares of its common stock to Rosellini Scientific, LLC in exchange for $172,621 (€158,000) in accounts payable due to Rosellini Scientific, LLC from the Company.

On January 28, 2015, the Company issued 35,772 shares of its common stock to Nuviant Medical, Inc. in exchange for $120,180 (€110,000) of scientific and clean room equipment.

During the year ended December 31, 2016, the Company did not issue any shares of common stock.

NOTE 11 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events occurring through the date that the financial statements were issued, for events requiring recording or disclosure.

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Copyright Transfer Agreement

On January 20, 2017, with an effective date of December 30, 2016, the Company entered into a Copyright Transfer Agreement with Nuviant Medical, Inc. in which Nuviant Medical Inc. agreed to sell, transfer, convey and assign to the Company all proprietary rights in and to the Copyrights and related derivative works and goodwill associated with United States Copyright Office copyright registration number MW0000019643, hereinafter collectively known as the “Mask Works”, as repayment on the outstanding loan payable and accrued interest in the amount of $769,118 (€730,019) pursuant to the loan agreement dated March 30, 2015 between the Company and Nuviant Medical Inc.

Loan Agreement and Promissory Note

On January 10, 2017, the Company entered into a Loan Agreement and related Promissory Note with Nexeon Medsystems Europe, S.a.r.l., a Luxembourg private limited liability company (hereinafter referred to as “Nexeon Europe”) pursuant to which Nexeon Europe agreed to make a loan to the Company in the aggregate principal amount of €1,000,000 (One Million Euros) (the “Loan”). Nexeon Europe is a wholly-owned subsidiary of Nexeon MedSystems Inc. Rosellini Scientific, LLC (“RS”), an entity controlled by William Rosellini, is the majority shareholder in the Company. William Rosellini is the Manager, and a Director of the Company and a major shareholder in Nexeon MedSystems Inc. The Loan shall mature on the first Business Day falling one (1) year from the date of the Loan Agreement (the “Maturity Date”). The Maturity Date shall be extended, and the term of the Loan Agreement automatically renewed for successive thirty (30) day periods unless the Company notifies Nexeon Europe within ten (10) days of the then upcoming Maturity Date that it intends to repay the full amount or the then outstanding amount of the Loan prior to the upcoming Maturity Date. The Company may repay, either partially or entirely, the Loan and/or accrued interest thereon at any time prior to the Maturity Date without penalty, upon giving at least two (2) Business Days’ prior written notice to Nexeon Europe. the Company and Nexeon Europe may also agree to settle the Loan through the inter-company account netting procedure or to capitalize as an investment in the subsidiary.

The Loan shall bear interest at the rate of 5% per annum on a 365-day year basis and the actual number of days elapsed. Accrued interest on the unpaid principal amount of the Loan shall be payable on the Maturity Date. Accrued interest on any partial repayment of the Loan shall be payable on the earlier of the date of repayment or the first business day of the month following partial repayment.

The foregoing description of the terms of the Loan Agreement and related Promissory Note does not purport to be complete and is subject to and qualified in its entirety by reference to the Loan Agreement and the Promissory Note,

On May 1, 2017, the terms of the Promissory Note were amended to increase the aggregate principal amount of the loan to €1,500,000. On July 15, 2017, the Company executed the Second Amended and Restated Promissory Note amending the existing terms to increase the aggregate principal amount of the loan to €1,750,000. On August 27, 2017, the Company executed the Third Amended and Restated Promissory Note amending the existing terms to increase the aggregate principal amount of the loan to €2,600,000. As of September 5th, the outstanding balance of the loan is €2,618,714 including accrued interest.

Security Agreement

In connection with the Loan Agreement and the Promissory Note described above, the Company and Nexeon Europe entered into a Security Agreement pursuant to which the Company has agreed to grant a security interest in the Collateral (as defined below) as security for the Loan being granted pursuant to the Loan Agreement.

As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Loan, the Company pledged and granted to Nexeon Europe, as Secured Party for the benefit of the Secured Party, a security interest in all of the Company’s right, title and interest in, to and under all of its properties, including but not limited to personal and real property, in each case whether tangible or intangible, in whatever format (as applicable), wherever located, and whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence (collectively, the “Collateral”).

The foregoing description of the terms of the Security Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the agreement itself.

Nuviant Medical, GmbH Waiver of Debt Agreement

On May 19, the Company entered into a Waver of debt agreement to waive the outstanding loan balance and accrued interest outstanding pursuant to the September 21, 2015, loan agreement between the Company and NMG. The agreement waives the outstanding balance of the loan and accrued interest in the amount $170,696 (€153,294) and thereby waiving any right or action in respect to this debt.

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RS Loan of Nexeon MedSystems Inc Common Stock

On June 23, 2017 RS transferred 81,035 shares of Nexeon MedSystems Inc common stock to the Company. The shares were valued at $101,117 (€ 90,596). The loan is non-interest bearing and will be re-paid in Nexeon MedSystems Inc common stock through an intercompany loan with NexeonMed post-acquisition. The Company settled the outstanding balance due to Zoe in the amount of $51,118 (€ 45,799) with 31,035 shares of Nexeon MedSystems Inc common stock and a marketing consultant was paid $50,000 (€ 44,797) with 50,000 shares of Nexeon MedSystems Inc common shares.

Stock Purchase Agreement

On August 30, 2017, NMB acquired Medi-Line, S.A and its holding company INGEST, SPRL for $1,740,102 (payable as €1,450,000 EUR cash) or $1,069,858 (€891,496 EUR) net of cash acquired. As part of the transaction, and prior to the acquisition, Nexeon Europe loaned NMB $970,400 (€818,075 EUR) pursuant to the existing loan agreement and promissory note, the Company secured a credit facility in the amount of $330,319 (€275,000 EUR) and Medi-Line, S.A. loaned the Company $540,032 (€450,000 EUR). Payment of the purchase price included the settlement of a note payable in the amount of $120,007 (€100,000 EUR) and a dividend payable in the amount of $9,901 (€8,250 EUR) to the sellers of INGEST, SPRL. The balance of the loan and all accrued interest related to the loan agreement and promissory note between Nexeon Europe and the Company along with the $540,032 (€450,000 EUR) loan from Medi-Line, S.A to the Company is eliminated through consolidation in the financial statements of Nexeon MedSystems Inc as of September 1, 2017, the date Nexeon MedSystems Inc acquired the Company.

Management Services Agreement

With an effective date of May 31, 2017, Med-Line, S.A. entered into a services agreement (the “Agreement”) with HD Resources SPRL, a company controlled by Henri Decloux, in which HD Resources SPRL was named the Manager of Med-Line, S.A. HD Resources shall render and provide management services, under the general direction and control of the board of directors and the managing director(s) of Medi-Line, S.A. The Agreement was effective solely upon and subject to the closing and full execution of the stock purchase agreement by and between Henri Decloux, and Paul Macors, as sellers, and the Company, as purchaser. HD Resources sole relationship with Medi-Line S.A. is that of an independent contractor.

In consideration for the management services provided by HD Resources, Medi-Line S.A. shall pay a monthly fee of approximately $17,114 (€15,000 EUR) exclusive of value Added Tax (VAT). Neither HD Resources nor any representatives of HD Resources will be eligible for any Medi-Line, S.A. employee benefits including, but not limited to severance.

Upon acquisition of Medi-Line, S.A. and INGEST, SPRL by the Company the term of the Agreement shall have an initial fixed term of (2) two years. After the expiration or termination of the initial term, the Agreement shall be automatically renewed once for another fixed period of (2) two years.

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